EXHIBIT 4.5

                  WARRANT  AGREEMENT  dated  as  of  October  21,  1998  between
SMARTSERV ONLINE, INC., a Delaware corporation (the "Company"), and the investors whose names appear on the signature page hereto (each, an "Investor" and, collectively, the "Investors").

                               W I T N E S S E T H
                               -------------------

                  WHEREAS, the Investor has agreed, pursuant to a Securities Purchase Agreement ("Agreement"), dated as of the date hereof, between the Investors and the Company, to purchase Units described therein in connection with the Company's proposed sale of four Units (the "Offering"); and

                  WHEREAS, each Unit contains warrants ("Warrants") to purchase shares of Common Stock, $0.01 par value per share, of the Company ("Common Stock").

                  NOW, THEREFORE, in consideration of the payment by each Investor to the Company of ONE DOLLAR, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. GRANT. Each Investor is hereby granted the right to purchase the number of shares set forth on such Investor's signature page to the Agreement ("Warrant Shares"), as such number may be adjusted pursuant hereto, at any time from the date hereof until 5:30 p.m., New York time, on _______________, 2003 (the "Warrant Exercise Term"), at the Exercise Price. "Exercise Price" shall initially mean $_____ per share as such price may be, from time to time, adjusted pursuant to Section 7 hereof.

         2. WARRANT CERTIFICATES. Simultaneous with the delivery of this Warrant Agreement, the Company shall deliver to each Investor or each Investor's designees, warrant certificates (the "Warrant Certificates") evidencing Warrants to purchase the appropriate number of Warrant Shares. Each Warrant Certificate delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit 1 attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement and shall be delivered without tax, cost or other expense of any kind to each Investor. The Warrant Certificates, and the certificates representing the Warrant Shares and/or other securities, property or rights issuable upon exercise of the Warrants, shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance notwithstanding any subsequent division, exchange, substitution or transfer.

         3.       EXERCISE OF WARRANT.
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                  3.1 METHOD OF EXERCISE. A Warrant Certificate may be exercised by each Investor and/or other registered holders (collectively, the "Holders") thereof by surrender of such Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price by certified or official bank check in New York Clearing House funds for the Warrant Shares purchased, at the Company's principal offices, currently at One Station Place, Stamford, Connecticut 06902. The Warrant Certificate may be exercised to purchase all or part of the Warrant Shares covered thereby (but not for fractional shares of Common Stock). In the event that any Warrant Certificate is exercised to purchase less than all the Warrant Shares covered thereby, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Shares.

                  3.2 EXERCISE BY SURRENDER OF WARRANT. Warrants may also be exercised, in full or in part, without cash payment, by surrendering the Warrant Certificate with the annexed Form of Election to Purchase duly executed in exchange for the number of shares of Common Stock equal to the product of (i) the number of shares as to which the Warrants are being exercised multiplied by
(ii) a fraction, the numerator of which is the Market Price (as hereinafter defined) of the Common Stock minus the Exercise Price and the denominator of which is such Market Price. For the purposes of this Agreement, the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last five trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average closing bid price as furnished by the National Association of Securities Dealers, Inc. ("NASD") through The NASDAQ Stock Market ("Nasdaq"), the OTC Bulletin Board, or a similar organization if Nasdaq is no longer reporting such information, or if the Common Stock is not quoted on Nasdaq or such a similar organization, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

         4. ISSUANCE OF CERTIFICATES. Upon the exercise of the Warrants, the issuance of certificates for the Warrant Shares shall be made within five (5) business days thereafter without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof. Such certificates shall be issued in the name of the Holder thereof. The Warrant Certificates and the certificates representing the Warrant Shares shall be duly executed on behalf of the Company. Warrant Certificates shall be dated the date of initial issuance, division, exchange, substitution or transfer.

         5. TRANSFER OF SECURITIES. Each Investor covenants and agrees that he is acquiring the Warrants and the Warrant Shares (collectively, the "Warrant Securities") for his own account, for investment, and not with a view to distribution thereof. Holders of the Warrants or Warrant Shares may transfer such Warrants or Warrant Shares only in compliance with applicable federal and state securities laws. In order for any transferee of any Warrants or Warrant Shares to receive any of the benefits of this Agreement, the Company must have received notice of such

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transfer, at the address in Section 3.1 above, in the Form of Assignment annexed hereto, accompanied by an opinion of counsel, which opinion and counsel shall be reasonably acceptable to the Company, that an exemption from registration of such Warrants or Warrant Shares under the Securities Act of 1933, as amended (the "1933 Act"), and under any applicable state securities laws is available. Any transferee must also covenant and agree that it is acquiring such Warrants or Warrant Shares, as the case may be, as an investment and not with a view to distribution thereof.

         6. NO REGISTRATION UNDER THE 1933 ACT. The Warrant Securities have not been registered under the 1933 Act or any state securities or "blue sky" laws and may not be resold except pursuant to an effective registration statement thereunder or exemption therefrom. The Warrant Certificates and certificates representing the Warrant Shares shall bear the legend set forth below:

         "The securities represented by this certificate have been issued without registration under the Securities Act of 1933, as amended, or under any state securities laws, and may not be sold, transferred or pledged in the absence of an effective registration statement under applicable federal and state securities laws, or an opinion of counsel, that the transfer is exempt from registration under applicable federal and state securities laws."

         7.       ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES.
                  -------------------------------------------------------

                  7.1 COMPUTATION OF ADJUSTED EXERCISE PRICE. Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock, including, without limitation, shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, (i) for a consideration per share less than the Exercise Price in effect immediately prior to the issuance or sale of such shares or (ii) to officers, directors or holders of 5% of more of the Company's outstanding Common Stock on a fully diluted basis for a consideration per share less than the Market Price of a share of Common Stock on the last business day immediately preceding the issuance or sale of such shares (other than shares issued upon the exercise of options, rights or warrants granted prior to the date hereof or issued upon the exercise of options granted after the date hereof under the terms of the Company's stock option plan) or
(iii) without consideration, then forthwith upon such issuance or sale, the Exercise Price shall (until another such issuance or sale) be reduced to the lower of the prices (calculated to the nearest full cent) determined as follows:

               (a) By dividing (i) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the then existing Exercise Price, and (B) the aggregate amount of the consideration, if any, received by the Company upon such issuance or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale; and


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               (b) By multiplying the Exercise Price in effect immediately prior to the time of such issuance or sale by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Market Price of a share of Common Stock on the last business day immediately preceding such issuance or sale, plus (ii) the aggregate amount of the consideration received by the Company upon such issuance or sale, and the denominator of which shall be the product of (A) the total number of shares of Common Stock outstanding immediately after such issuance or sale, multiplied by (B) such Market Price; provided, however, that in no event shall the Exercise Price be adjusted pursuant to the computations in this Section 7.1 to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by
Section 7.3 hereof.

               (c) For the purposes of any computation to be made in accordance with this Section 7.1, the following provisions shall be applicable:

               (1) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if shares of Common Stock are sold to underwriters or dealers for public offering without a subscription offering, the public offering price, before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith) plus any amounts payable to security holders or any affiliate thereof, including without limitation, any employment agreement, royalty, consulting agreement, covenant not to compete, earnout or contingent payment right or similar arrangement, agreement or understanding, whether oral or written; all such amounts shall be valued at the aggregate amount payable thereunder whether such payments are absolute or contingent and irrespective of the period or uncertainty of payment, the rate of interest, if any, or the contingent nature thereof except if the payment of such amounts has been approved by the Placement Agent (as defined in the Agreement).

               (2) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

               (3) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.



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               (4) The  reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be
deemed  to  involve  the   issuance  of  such  shares  of  Common  Stock  for  a
consideration other than cash immediately after the opening of business on the day following the record date for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in paragraph (2) of this
Section 7.1(c).

               (5) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of then outstanding options, rights, warrants and upon the conversion or exchange of then outstanding convertible or exchangeable securities.

               (6) No adjustment shall be made to the Exercise Price then in effect upon the exercise of the Warrants or the conversion or exchange of convertible or exchangeable securities outstanding as of the date hereof.

          7.2 OPTIONS, RIGHTS, WARRANTS AND CONVERTIBLE AND EXCHANGEABLE SECURITIES. In case the Company shall at any time after the date hereof grant or issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, where the aggregate consideration per share is less than the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section 7.1 hereof, provided that:

               (a) The aggregate maximum number of shares of Common Stock, as the case may be, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued;

               (b) The aggregate consideration for any such options, rights or warrants shall be equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration, if any, received by the Company for such options, rights or warrants;

               (c) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities;

               (d) The aggregate consideration for any such convertible or exchangeable securities shall be equal to the consideration received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof;

               (e) If any change shall occur in the exercise price per share provided for in any of such options, rights or warrants or in the price per share at which such convertible or exchangeable securities are convertible or exchangeable, such options, rights or warrants or convertible or exchangeable securities, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities; and

               (f) In case there has been any adjustment hereunder in the Exercise Price by reason of the offer, issue or sale of any subscription or purchase rights or options or any convertible or exchangeable securities or obligations and the purchase, conversion or exchange privilege so created thereafter terminates unexercised or changes, such Exercise Price shall as of the date of such termination or change be adjusted to reflect such termination or change.

          7.3 SUBDIVISION AND COMBINATION. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

          7.4  ADJUSTMENT  IN NUMBER OF  SHARES.  Upon  each  adjustment  of the
Exercise Price pursuant to the provisions of this Section 7, the number of Warrant Shares issuable upon exercise of the Warrants shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

          7.5 DEFINITION OF COMMON STOCK. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as such Certificate of Incorporation may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

          7.6 MERGER OR CONSOLIDATION. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to each Holder a supplemental warrant agreement providing that the Holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger,

                                      -6-

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by a holder of the  number of shares of Common  Stock of the  Company  for which such Warrant might have been exercised immediately prior to such consolidation or merger. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in this Section 7. The above provision of this subsection 7.6 shall similarly apply to successive consolidations or mergers.

          7.7 NO ADJUSTMENT OF EXERCISE PRICE IN CERTAIN CASES. No adjustment of the Exercise Price shall be made:

               (a) Upon the issuance of shares of Common Stock issuable upon conversion of the Notes or exercise of the Warrants contained in Units sold in the Offering;

               (b) Upon the issuance of shares of Common Stock issuable upon exercise or conversion of securities outstanding as of the date of this Warrant Agreement;

               (c) Upon the issuance of shares issued in respect of the anti-dilution provisions of any securities of the Company; or

               (d) If the amount of said adjustment shall be less than $0.01 per Warrant Share; provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least $0.01 per Warrant Share.

          7.8 DIVIDENDS AND OTHER DISTRIBUTIONS. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 7.8.

          8. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES. (a) Each Warrant Certificate shall be exchangeable, upon the surrender thereof by the registered Holder at the principal office of the Company and reimbursement to the Company of all reasonable expenses incidental thereto, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.



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                  (b)  Upon  receipt  by  the  Company  of  evidence  reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant Certificate, if mutilated, the Company shall make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

         9. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction to the nearest whole number of shares of Common Stock or other securities, properties or rights.

         10. RESERVATION OF SECURITIES. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

         11. NOTICES TO WARRANT HOLDERS. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote for, consent to or receive notice as a stockholder in respect of, any meetings of stockholders for the election of directors or any other matter, or to confer upon the Holders any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                  (a) The Company intends to declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value; or

                  (b) The Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                  (c) The Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option right or warrant to subscribe therefor; or

                  (d) A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

         12. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                  (a) If to a registered Holder of Warrants, to the address of such Holder as shown on the books of the Company; or

                  (b) If to the Company, to the address set forth in Section 3.1 hereof or to such other address as the Company may designate by notice to the Holders.

         13. SUPPLEMENTS AND AMENDMENTS. Amendments to this Agreement may be made only with the written consent of the Company and the Holders of a majority of the Warrants.

         14. SUCCESSORS. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company and the Holders and their respective successors and assigns hereunder.

         15. TERMINATION. This Agreement shall terminate at the close of business on the last date of the Warrant Exercise Term.

         16. GOVERNING LAW; SUBMISSION TO JURISDICTION. (a) This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

                  (b) The Company and the Holders, by accepting Warrants issued pursuant to this Agreement, hereby agree that any action, proceeding or claim against it or them arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the United States and the State of New York, located in the City of New York, and shall be irrevocably submitted to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any process or summons to be served upon any of the Company and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage




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

prepaid, addressed to it at the address as set forth in Section 12 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. THE COMPANY AND THE HOLDERS AGREE TO WAIVE THEIR RIGHTS TO A JURY TRIAL ON ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

         17. ENTIRE AGREEMENT; MODIFICATION. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof and may not be modified or amended except as provided in Section 13 hereof or by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

         18. SEVERABILITY. If any provision of this Agreement shall be held to be invalid and unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

         19. CAPTIONS. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

         20. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Investors and any other registered Holder(s) of the Warrants or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Investors and any other Holder(s) of the Warrants or Warrant Shares. This Agreement shall not be assignable, except as expressly permitted herein.

         21. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                            [Signature Page follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the day and year first above written.



                                           SMARTSERV ONLINE, INC.



                                           By______________________________

                                                Title:





                    [NEXT PAGE IS INVESTOR'S SIGNATURE PAGE]

          SIGNATURE PAGE TO WARRANT AGREEMENT, DATED OCTOBER 21, 1998,
           AMONG SMARTSERV ONLINE, INC. AND THE INVESTOR NAMED BELOW,
                                  AMONG OTHERS


                  IN WITNESS WHEREOF, the Investor has executed this Warrant Agreement this ___ day of ______________, 1998.


  -----------------  (divided by)  $------ =          -------------------
  Amount of Notes                                      Warrants contained
                                                       In Units being Purchased

                  If the Investor is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

-------------------------------             -------------------------------
Print Name(s)                               Social Security Number(s)

-------------------------------             -------------------------------
Signature(s) of Purchaser(s)

-------------------------------             -------------------------------
Date                                                   Address


             If the Investor is a PARTNERSHIP, CORPORATION or TRUST:

-------------------------------             -------------------------------
Name of Partnership,                        Federal Taxpayer
Corporation or Trust                        Identification Number

-------------------------------
Date

By:_____________________________            ________________________________
               Name:                        State of Organization

Title:____________________________          _________________________________
                                                     Address

                                                                EXHIBIT 1
                          [FORM OF WARRANT CERTIFICATE]

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

               THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

No. W-                                                          _______ Warrants

                               WARRANT CERTIFICATE

               This Warrant Certificate certifies that ______________ is the registered holder of ___________ Warrants each to purchase initially, at any time after the date hereof until 5:30 p.m. New York time on ______________, 2003 (the "Expiration Date"), one fully paid and non-assessable share of Common Stock, par value $0.01 per share ("Common Stock"), of the Company at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $______ per share upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, or by surrender of this Warrant Certificate in lieu of cash payment, but subject to the conditions set forth herein and in the Warrant Agreement dated as of October 21, 1998 between the Company and the Investors named therein (the "Warrant Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Warrant Agreement. Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House finds payable to the order of the Company or by any other method permitted by the Warrant Agreement.

                  No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in, and made a part of, this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company, the Investors and the holders (the words "holders" or "holder" meaning the registered holder or registered holders) of the Warrants.

                  Upon due presentment for registration of transfer of this Warrant Certificate in accordance with the Warrant Agreement at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer or as provided in the Warrant Agreement.

               Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

               The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

               IN  WITNESS   WHEREOF,   the  Company  has  caused  this  Warrant
Certificate to be duly executed under its corporate seal.

Dated as of                                 , 1998

                                              SMARTSERV ONLINE, INC.



                                              By: _____________________________
                                                       Title:
Attest:




--------------------------------
Title:

                          FORM OF ELECTION TO PURCHASE



                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ____________ shares of Common Stock.

               In accordance with the terms of Section 3.1 of the Warrant Agreement dated as of ___________________, 1998 between SmartServ Online, Inc. and the Investors named therein, the undersigned requests that a certificate for such securities be registered in the name of ___________________ whose address is ____________________________________________ ______________________________
and that such  Certificate  be delivered  to  _______________  whose  address is
_______________________________________________________________.

 Dated: _____________







                                    Signature
                                             ----------------------------------
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                                    -------------------------------------------
                                    (Insert Social Security or Other Identifying
                                    Number of Holder)

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)




               FOR   VALUE    RECEIVED    __________________    hereby   sells,
 assigns   and   transfers   unto ---------------------------------------------
------------------------------------------------------------------------------
                   (Please print name and address of transferee)
this Warrant  Certificate,  together with all right, title and interest therein,
and      does      hereby      irrevocably      constitute      and      appoint
________________________________________________,  Attorney,  to  transfer  the within Warrant Certificate on the books of the within-named Company, with full power of substitution.



Dated: ____________





                                        Signature ______________________________
                                        (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                                        ----------------------------------------
                                        (Insert Social Security or Other
                                        Identifying Number of Holder)